								 Exhibit 11



		   PPG INDUSTRIES, INC. AND SUBSIDIARIES

		 Computation of Earnings (Loss) Per Share

				   Three Months            Six Months
				   Ended June 30          Ended June 30
				  1994       1993        1994       1993
Income before cumulative
  effect of accounting
  changes.....................  $  96.2    $ 106.2     $ 218.1    $ 216.3

Cumulative effect of
  accounting changes:
  Other postretirement
    and postemployment
    benefits..................       --         --          --     (363.2)
  Income taxes................       --         --          --       90.4

Net income (loss).............  $  96.2    $ 106.2     $ 218.1    $ (56.5)

Weighted average number of
  shares of common stock
  outstanding.................    212.4      212.4       212.7      212.4

Weighted average number of
  shares of common stock
  outstanding and common
  stock equivalents..........     214.0      214.0       214.3      213.8

Primary earnings (loss)
  per share:

  Income before cumulative
    effect of accounting
    changes..................   $  0.46    $  0.50     $  1.03    $  1.02

  Cumulative effect of
    accounting changes:
    Other postretirement
      and postemployment
      benefits................       --         --          --      (1.71)
    Income taxes..............       --         --          --       0.42

  Earnings (loss) per share...  $  0.46    $  0.50     $  1.03    $ (0.27)



								 Exhibit 11



		   PPG INDUSTRIES, INC. AND SUBSIDIARIES

		 Computation of Earnings (Loss) Per Share
				(Continued)


				   Three Months            Six Months
				   Ended June 30          Ended June 30
				  1994       1993        1994       1993
Fully diluted earnings (loss)
  per share:

  Income before cumulative
    effect of accounting
    changes...................  $  0.45    $  0.50     $  1.02    $  1.01

  Cumulative effect of
    accounting changes:
    Other postretirement
      and postemployment
      benefits................       --         --          --      (1.69)
    Income taxes..............       --         --          --       0.42

  Earnings (loss) per share...  $  0.45    $  0.50     $  1.02    $ (0.26)


NOTES:

Share and per share data give retroactive effect to the two-for-one stock split in the form of a 100% stock distribution which was made on June 10, 1994.

The common stock equivalents consist of the shares reserved for issuance under PPG's stock option plan and deferred under PPG's incentive compensation, management award, earnings growth and directors' retirement plans.

The fully diluted earnings (loss) per share calculations are submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because they result in dilution of less than three percent.

All amounts are in millions except per share data.
